[Unofficial Translation]

Employment Agreement

Party A (Employer): Weifang Shengtai Pharmaceutical Co., Ltd.

Legal Representative: Qingtai Liu

Address: Changda Road East, Changle Development Distrcit

Party B (Employee): Yongqiang Wang Gender: Male

ID Number: 370725690202351

Address: Blue Jade Garden

Zipcode: 262400

According to the Labor Law of the People's Republic of China (“PRCLL”), Labor Contract Law of the People's Republic of China (“PRCLCL”), and the existing labor law policies and regulations, both parties reach the following Employment Agreement (“Agreement”) upon fair and friendly negotiation,

I.	Term of the Employment

The term of the employment is set in the (a) way:

a.	Fixed term employment: from September 1, 2009 to August 31, 2014.
b.	Employment at will
c.	Employment for a specific task
II.	Responsibilities and Location
a.	Both parties agree that Party B will work in the pharmaceutical manufacturing department. Party B’s change of responsibilities is effective only upon an amendment to this Agreement.

This position will not cause any occupational disease to the employee’s health.

b.	Party B, during the employment, shall meet the quality and quantity standard set by Party A.
c.	Location: Weifang Shengtai Pharmaceutical Co., Ltd.
III.	Time and Leave
a.	Party B works __________ (by hour, per complex calculation, flexible).
i.	If Party B works by hour, it should not exceed eight hours per day and 40 hour per week. Party B is entitled to take at least one day off every week. Per operational needs, working hour can be extended after negotiation with Worker’s Union, but should not be extended for more than an hour per day. Under special circumstances, working hour can be extended for three hours per day on the condition that it will not negatively affect Party B’s health. Total over time working hour should not be more than 36 hours every month.
ii.	If Party B’s working hour is recorded by complex calculation, the circle of the complex calculation should be _________ upon the approval of the Labor Department. Average daily hour and average weekly hour should not violate the standard set by the laws. Party A shall reasonably arrange the working hour in order to protect Party B’s rights to take leaves.
IV.	Wage
a.	Party A shall establish collective wage consultation system, meeting with Party B’s Workers’ Union or employee representatives to determine the wage allocation method, payment method and wage level. After negotiation, employee representatives shall execute a Collective Wage Agreement with Party A.
i.	Party B’s wage is in connection with his performance.

If Party A voluntarily provides accommodation, it should not constitute a payment-in-kind of Party B’s wage.

b.	Payment Method
i.	Party A shall pay Party B timely. If Party B is paid monthly, Party A shall pay Party B with cash or equivalent on the ________ of every month. Party A shall not withhold Party B’s wage unreasonably. If Party B is paid daily, payment should be made _________. If the Day of Payment is not a business day, Party A shall pay Party B on the last business day before the Day of Payment.
ii.	Party A should strictly comply with the labor laws, and should not force Party B to work over time. If Party B works over time, Party A should pay for the overtime work according to the national standard.
iii.	Party B is entitled to annual leave, visit leave, marriage leave, bereavement leave and maternity leave. Wages should be paid according to the national standard.

c.	Party B’s wage shall be raised according to Party A’s results of operation.
V.	Social Benefit
a.	Registration for social benefit and social insurance is the obligation of both parties. Party A shall purchase social insurance on behalf of Party B. As to the part should be borne by Party B, Party A shall deduct the amount from Party B’s wage.
b.	Party B’s social benefit entitlement is set by relevant labor laws.
VI.	Labor protection and protection from occupational hazards
a.	Party A shall establish public health and protection system, executing the national standard according to relevant laws and regulations. Party B shall take part in the training held by Party A regarding self-protection from occupational hazards.
b.	Party A shall provide Party B with necessary protective equipment and tools. If Party B’s work will affect its health, Party A shall provide free medical body check to Party B periodically. Party A shall also compensate Party B for ______________.
c.	If Party B works in special occupation, Party B shall take training course held by Party A, and obtain the according license before it starts to work.
d.	If license is required for a particular position, Party B shall obtain the license before it starts to work.
e.	If Party B is minor or female, Party A shall provide special protection.
f.	Party B shall comply with the safety regulation during work. If Party A requests Party B to engage in the work which may cause body injury, Party A has the right to reject the request.
VII.	Others ______________________________________________________.
VIII.	Business secrets
a.	Party B has the obligation to keep business secrets of Party A confidential. Business secret is any information kept confidential by Party A that brings economic benefits to Party A, including but not limited to designs, programs, recipes, customer lists, supply sources, production process and marketing strategies.
b.	If Party B is a member of senior management, senior engineer or other department with obligation of confidentiality of Party A, after the termination of the Agreement, Party A shall pay a compensation of __________________ to Party B in the consideration that Party B may not engage in ______________ within _________ years after the termination of this Agreement. If Party B breaches this provision, a penalty of ________ should be paid from Party B to Party A.
c.	If Party B violates its obligation of confidentiality, damages should be calculated per Anti Unfair Competition Law of the People’s Republic of China.
IX.	Training
a.	Party A shall bear the fees incurred from Party B’s training. If Party B shall take special technology training, details shall be settled by another agreement entered into by Party and Party B.
X.	Amendments, discharge and termination
a.	Amendments to this Agreement shall be made in writing upon mutual agreement by Party A and Party B.
b.	Discharge

i.	This Agreement can be discharged upon both parties’ mutual agreement.
ii.	Discharge must comply with Article 39, 40, and 41 of the PRCLCL.
iii.	This Agreement cannot be discharged under Article 40 and 41 of the PRCLCL if any of the following circumstances occurs:
1.	Party B conducts operations exposing him to occupational disease hazards has not gone through an occupational health check before leaving his position, or is suspected of having an occupational disease and its under diagnose or medical observation;
2.	Party B has occupational disease or he has lost or partially lost his capacity to work as confirmed due to an injury relating to his job during his employment;
3.	Party B is suffering from illness or is being injured irrelevant to his job, and the period of medical treatment as prescribed therefore has not expired
4.	Party B is female and is in her pregnancy, confinement or nursing period;
5.	Party B has been working for Party A for exceeding 15 years continuously and is less than five years away from his legal retirement age; or
6.	Other circumstances as prescribed by laws or administrative regulations.
iv.	This Agreement may be discharged by Party B upon 30 days’ notice to Party A. If Party B is in probationary period, a three days’ notice is required.
v.	Party B may discharge this Agreement according to Article 38 of the PRCLCL.
c.	Termination
i.	This Agreement may be terminated per Article 40 of the PRCLCL.
d.	Others
i.	Party A shall transfer Party B’s personal profile documentation within 15 days after the termination of this Agreement.
ii.	Documentation transfer shall be made per relevant provisions of the PRCLCL.
XI.	Monetary compensation
a.	Monetary compensation arising from the discharge or termination of this Agreement shall be settled per relevant provisions of the PRCLCL.
XII.	Disputes
a.	Disputes shall be solved by negotiation. If negotiation fails, both parties are entitled to ask for mediation. If mediation fails, both parties are entitled to launch a lawsuit in the local People’s Court.
XIII.	Others
a.	Any provision in this Agreement which is conflict with existing laws and regulations is void.
b.	Amendments are with same legal effect as this Agreement.
c.	Amendments should be executed by both parties or legal representatives of both parties.
d.	Labor contract between Party A and Party B shall be executed within 30 days and be submitted to relevant Labor Department within 60 days.
e.	This Agreement shall be made two copies. Each party keeps one copy.
XIV.	Below are the Amendments

___________________________________________________________________

Party A: /stamped/

Legal representative: /s/ Qingtai Liu

Party B: Yongqiang Wang

Date: September 1, 2009